UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

BROOKLINE CAPITAL ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39488	85-1260244
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, Suite 43W New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 603-6716

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one-half of one Redeemable Warrant	BCACU	The NASDAQ Stock Market LLC
Common Stock, par value $0.0001 per share	BCAC	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock for $11.50 per share	BCACW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Brookline Capital Acquisition Corp. (the “Company”) previously disclosed in our Notification of Late Filing on Form 12b-25 filed with the SEC on November 15, 2021 that the compilation, dissemination and review by the Company of the information required to be presented in the Form 10-Q for the quarter ended September 30, 2021, particularly in light of recent communications from the Chief Accountant’s Office at the Securities and Exchange Commission relating to accounting for shares subject to redemption, has imposed additional time constraints that have rendered timely filing of the Form 10-Q impracticable without undue hardship and expense to the registrant.

On November 30, 2021, the Company received a notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (the “Exchange”) indicating that, as a result of not having timely filed the Form 10-Q with the SEC, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Listing Rule”). The Listing Rule requires listed companies to timely file all required periodic reports with the SEC.

The Notice stated that the Company has sixty days from the date of the Notice, or until January 29, 2022, to submit a plan to regain compliance with the Rule. If Nasdaq accepts the Company’s plan, it has the discretion to grant the Company an extension of up to 180 calendar days from the due date of the Form 10-Q (or until May 23, 2022) to regain compliance. This notification has no immediate effect on the listing of the Company’s shares on Nasdaq.

The Company filed its Form 10-Q on December 9, 2021, which cures the deficiency described in the Notice.

Cautionary Statement Regarding Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, including relating to the filing of the 10-Q, other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s prospectus relating to the IPO filed with the SEC. Copies of such filings are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brookline Capital Acquisition Corp.

Date: December 15, 2021	By:	/s/ Samuel P. Wertheimer
Samuel P. Wertheimer
Chief Executive Officer